Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 8, 2023
BROOMFIELD, Colo. - January 18, 2023 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through January 8, 2023, and for the prior year period through January 9, 2022. The reported ski season metrics are for the Company’s North American destination mountain resorts and regional ski areas, including the results of Seven Springs, Hidden Valley and Laurel Mountain in both periods and excluding the results of the Australian ski areas and Andermatt-Sedrun in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were up 12.5% compared to the prior year season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 5.3% compared to the prior year season-to-date period.
•Season-to-date ski school revenue was up 35.6% and dining revenue was up 58.0% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was up 34.4% compared to the prior year season-to-date period.
Commenting on the ski season-to-date, Kirsten Lynch, Chief Executive Officer said, “We are pleased to see the growth across the business. Increased staffing levels relative to the prior year period enabled our mountain resorts to deliver full operations of lifts and mountain terrain and normal operations of important guest experiences such as our restaurants, lodging, ski and ride school, and rental and retail locations, which helped drive a return of ancillary spending. Results season to date for the 2022/2023 North American ski season outperformed results from the comparable prior year period, which were negatively impacted by challenging early season conditions, elevated COVID-19 cases associated with the Omicron variant and staffing-driven capacity constraints in our ancillary businesses. Improved conditions at our Colorado, Utah and Tahoe resorts drove a strong rebound in local guest visitation and the easing of travel restrictions in Canada contributed to a strong rebound in destination visitation at Whistler Blackcomb relative to the prior year period.”
Lynch continued, “Season-to-date destination guest visitation at our western U.S. resorts was below our expectations, which we believe was negatively impacted by the extreme weather causing resort closures and the airline disruptions that impacted travel across the U.S. during the peak holiday period. Based on our significant base of pre-committed guests through advance commitment pass products, strong conditions across our western resorts, and current lodging booking trends, we believe that a portion of the visitation we originally expected over the holiday period will occur later in the season. As a result of all these factors, we now expect that Resort Reported EBITDA for fiscal year 2023 will be in the lower half of the guidance range issued on September 28, 2022. Our guidance assumes a continuation of the current economic environment, normal weather conditions, no material impacts associated with COVID-19 for the remainder of the 2022/2023 North American and

European ski season or the 2023 Australian ski season, and the foreign currency exchange rates as of our original September 2022 guidance.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2023 North American season pass revenue compared to fiscal 2022 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas, including Seven Springs, Hidden Valley and Laurel Mountain as if they were owned in both periods, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.
Forward-Looking Statements
Certain statements discussed in this press release other than statements of historical information are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2023 performance (including the assumptions related thereto), our operations and the travel patterns of our current and potential customers; sales patterns and expectations related to our season pass products; our expectations regarding visitation for the 2022/2023 ski season; and our expectations regarding our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the economy generally and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; the ongoing COVID-19 pandemic, and its impact on the travel and leisure industry generally, and our financial condition and operations; unfavorable weather conditions or the impact of natural disasters; the willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the ongoing COVID-19 pandemic), and the cost and availability of travel options and changing consumer preferences or willingness to travel; risks related to interruptions or disruptions of our information technology systems, data security or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe; or that acquired businesses may fail to perform in accordance with expectations, including the Seven Springs Resorts and Andermatt-Sedrun; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations, interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future litigation and legal claims; changes in accounting judgments and estimates, accounting principles, policies or guidelines; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022, which was filed on September 28, 2022.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.